EXHIBIT 21

     NAME OF SUBSIDIARY                              STATE OF INCORPORATION
     ------------------                              ----------------------
     TSRC.net, Inc.                                          Florida
     Technisource of Florida, Inc.                           Florida
     TSRC of Florida, Inc.                                   Florida
     Technisource Hardware, Inc.                             Florida
     Technisource Midwest, Inc.                              Florida
     DFI Acquisition Corporation                             Florida